EXTENSION TO PROMISSORY NOTE

This Extension (this **"Extension"**) to the Promissory Note, issued April 3, 2023 (the "**Issuance Date**"), in the original principal amount of $50,000, is by and between HNO International, Inc., a Nevada corporation (the "**Borrower**"), on the one hand, and HNO Green Fuels, Inc., a Nevada corporation (the "**Holder**"), on the other hand. The Borrower and the Holder will be referred to individually as a "**Party**" and collectively as the " **Parties**." Any capitalized terms not defined in this Extension will have the meaning set forth in the Promissory Note issued April 3, 2023, issued to the Holder by the Borrower (the "**Note**"), attached hereto as **Exhibit A**.

RECITALS

WHEREAS, on April 3, 2023, the Borrower issued to the Holder the Note in the original principal amount of $50,000 (the "**Principal Amount**"); and

WHEREAS, the Parties wish to amend the Note to extend the Maturity Date to December 31, 2024 (the "**Maturity Date**").

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. **Extended Maturity Date**. Pursuant to the introductory paragraph of the Note, the definition of "Maturity" in the Note shall be December 31, 2024.

2. **Waiver of Prior Defaults**. Upon entering into this Extension, the Holder hereby waives all Events of Default, known or unknown to the Holder, by Borrower prior to the Effective Date.

3. **No Other Changes**. Except as extended hereby, the Note will continue to be, and will remain, in full force and effect. Except as provided herein, this Extension will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

4. **Authority; Binding on Successors**. The Parties represent that they each have the authority to enter into this Extension. This Extension will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

5. **Governing Law and Venue**. This Extension and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Note.

6. **Incorporation by Reference**. The terms of the Note, except as amended by this Extension, are incorporated herein by reference and will form a part of this Extension as if set forth herein in their entirety.

7. **Counterparts; Facsimile Execution**. This Extension may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Extension by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Extension.

IN WITNESS WHEREOF, each of the undersigned has executed this Extension the respective day and year set forth below:

BORROWER: **HNO International, Inc.**

Date: March 1, 2024

By *Paul Mueller*
Paul Mueller, President

HOLDER:

Date: March 1, 2024

By *Donald Owens*
Donald Owens, CEO

EXHIBIT A

Promissory Note issued April 3, 2023
[*See Attached*]

PROMISSORY NOTE

Principal Amount: US $50,000.00 **Issue Date: April 3, 2023**

For value received on or about April 3, 2023, the undersigned **HNO International Inc,** a Nevada corporation, located at 41558 Eastman Drive, Murrieta, California 92562 (the "Borrower"), promises to pay to the order of HNO Green Fuels, Inc. of 41558 Eastman Drive, Murrieta, California 92562 (the "Lender"), the sum of $50,000.00 with interest from the issue date of this Note on the unpaid principal at the rate of 2% per annum.

I. TERMS OF REPAYMENT

A. Payments

The unpaid principal and accrued interest shall be payable in quarterly installments of interest only, commencing on April 30, 2023, and continuing until April 3, 2024 (referred to as the "Due Date"), at which time the remaining unpaid principal and interest shall become due in full.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Acceleration of Debt

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance, and any accrued interest shall become due immediately at the option of the Lender.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the Due Date with no prepayment penalty. Any such prepayment shall be applied against the installments of principal due under this Note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender shall become due immediately, without demand or notice:

1) the failure of the Borrower to pay the principal and any accrued interest when due;

2) the liquidation, dissolution, incompetency, or death of the Borrower;

3) the filing of bankruptcy proceedings involving the Borrower as a debtor;

4) the application for the appointment of a receiver for the Borrower;

5) the making of a general assignment for the benefit of the Borrower's creditors;

6) the insolvency of the Borrower;

7) misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit; or

8) the sale of a material portion of the business or assets of the Borrower.

V. SEVERABILITY OF PROVISIONS

If anyone or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note may not be amended without the written approval of the holder.

VII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of California.

VIII. SIGNATURE

This Note shall be signed by Paul Mueller on behalf of HNO International, Inc.

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Signed this 3rd day of April, 2023.

Borrower:

HNO International, Inc.

By: ______________________
Paul Mueller
Chief Executive Officer